UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2018

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California  90049
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 826-5648

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dr. Felix Kratz

  On March 16, 2018 and effective as of that date, CytRx Corporation ("we," "us," "our," "CytRx" or the "Company") entered into a new employment agreement with Felix Kratz, Ph.D., under which we agree to continue to employ Dr. Kratz as our Vice President of Drug Discovery at our laboratory in Freiburg, Germany for a term to expire on December 31, 2018. Under his employment agreement, Dr. Kratz is entitled to a base annual salary of 185,000 Euro. He is also eligible to receive an annual bonus as determined by us in our sole discretion. In the event we terminate Dr. Kratz's employment without "cause," upon proper notice to him in accordance with German Civil Code section 622, we have agreed to (i) pay Dr. Kratz a lump-sum severance amount equal to six months' base annual salary (12 months' base annual salary if his employment is terminated without "cause" following a "change in control" (as defined in his employment agreement)) and (ii) any unpaid salary, unused vacation, and awarded but unpaid bonus. In the event of his death, we shall pay to Dr. Kratz's heirs or personal representatives as applicable, any accrued but unpaid salary and unused vacation as required by German law.

  We also agree in Dr. Kratz's employment agreement that if we do not offer to renew or extend the employment agreement at the end of the term, we will continue to pay his annual salary thereunder during the period commencing on the expiration date and ending on June 30, 2019 or the date he is employed by another employer, whichever is earlier.

   The foregoing description of material terms of the recent employment agreement with Mr. Caloz does not purport to be a complete description of the terms and provisions therein. Attached as Exhibit 99.1 to this Current Report on Form 8-K is the Employment Agreement by and between CytRx Corporation and Felix Kratz, Ph.D., dated March 16, 2018, which is incorporated herein by reference.

  Item 9.01.    Financial Statements and Exhibits
(d)  Exhibits.
Exhibit No.	Description
99.1	Employment Agreement by and between CytRx Corporation ("Employer") and Dr. Felix Kratz, Ph.D. ("Employee"), dated March 16, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: March 22, 2018	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Title: Chief Financial Officer

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